SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Filed Pursuant to Section 13 or 15 (d) of the Securities Act of 1934
Date of Report (Date of earliest event reported): March 16, 2006

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 000-28291

Nevada	86-0867960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4251 Kellway Circle, Addison, TX 75001
(Address of principal executive offices)

Registrant's telephone number, including area code: 972-934-1586

(Former address: 13636 Neutron Rd., Dallas, TX 75244)

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2006, the Registrant agreed to the engagement of Grant Thornton UK LLP as Nominated Advisor to the Company in relation to a proposed financial transaction of obtaining admission on the London Stock Exchange Alternative Investment Market (LSE-AIM) contemporaneous with a planned institutional placing on the LSE-AIM. Additionally, the Registrant has engaged Kirkpatrick and Lockhart Nicholson Graham LLP, London, to provide legal advice and assistance in relation to the proposed AIM admission and fundraising.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.

Date: March 20, 2006	/s/ Dallas Talley
Dallas Talley
Chairman of the Board, Chief Executive Officer